UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 25, 2013

U.S. Silica Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35416	26-3718801
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8490 Progress Drive, Suite 300, Frederick, MD		21701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 345-6170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On April 30, 2013, U.S. Silica Holdings, Inc. (“U.S. Silica”) issued a press release providing information regarding earnings for the quarter ended March 31, 2013. A copy of the press release is attached hereto as Exhibit 99.1.

The information including Exhibit 99.1, in this Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, except as shall otherwise be expressly set forth by specific reference in such filing.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 25, 2013, U.S. Silica held its annual meeting of shareholders. At that meeting the following matters were voted upon:

1.	Election of directors nominated by U.S. Silica to serve for a term to expire in 2014 and until their successors are duly elected and qualified:

Name	Votes For	Votes Withheld	Broker Non-Votes

Rajeev Amara	43,585,800	4,173,516	3,138,432

Prescott H. Ashe	44,252,623	3,506,693	3,138,432

Peter Bernard	47,501,602	257,714	3,138,432

William J. Kacal	47,451,827	307,489	3,138,432

Charles Shaver	46,735,027	1,024,289	3,138,432

Bryan A. Shinn	44,416,532	3,342,784	3,138,432

Brian Slobodow	44,269,697	3,489,619	3,138,432

2.	Ratification of Grant Thornton LLP as independent registered public accounting firm for 2013:

Votes For	Votes Against	Abstentions

50,708,433	167,862	21,453

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is furnished herewith:

99.1        U.S. Silica Holdings, Inc. press release dated April 30, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2013
U.S. SILICA HOLDINGS, INC.

/s/ Donald A. Merril
Donald A. Merril Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	U.S. Silica Holdings, Inc. press release dated April 30, 2013